UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2020

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17101 Armstrong Avenue Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

(714) 430-6400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RECN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer, Jennifer Y. Ryu

On February 3, 2020, Resources Connection, Inc. (the “Company”) appointed Ms. Jennifer Ryu as Executive Vice President, Chief Financial Officer of the Company. Ms. Ryu has served as the Interim Chief Financial Officer since August 14, 2019, as previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2019 (the “Initial Form 8-K”). Biographical and other information regarding Ms. Ryu is included in the Initial Form 8-K and is incorporated herein by reference.

In connection with her appointment, Ms. Ryu and the Company entered into an Employment Agreement on February 3, 2020 (the “Ryu Employment Agreement”), which replaces in its entirety the previous employment agreement between the Company and Ms. Ryu dated August 14, 2019. The Ryu Employment Agreement provides for an initial term through February 2, 2023, with the term automatically renewing annually thereafter for an additional one year term unless either party provides at least sixty days’ written notice of non-renewal and subject to earlier termination by either party. The Ryu Employment Agreement provides for an annual base salary of $375,000. The Ryu Employment Agreement also provides that Ms. Ryu will be entitled to participate in the Company’s executive bonus plan, with a target bonus opportunity for Fiscal 2020 equal to 75% of her base salary with the actual amount of Ms. Ryu’s annual bonus to be determined based on the achievement of performance criteria approved by the Compensation Committee of the Board of Directors. Ms. Ryu will be eligible to receive annual equity awards from the Company in the discretion of the Board of Directors of the Company, to receive an annual automobile allowance of $15,000 to the extent provided to other executives of the Company, and to participate in the employee benefit plans available to other executives of the Company.

Pursuant to the terms of the Ryu Employment Agreement, on February 4, 2020 Ms. Ryu was granted stock options to purchase 15,000 shares of the Company’s common stock and a restricted stock award with respect to 10,000 shares of the Company’s common stock, in each case under the Company’s 2014 Performance Incentive Plan (the “Equity Plan”). The per share exercise price of the options will equal the closing price (in regular trading) of a share of the Company’s common stock on the Nasdaq Global Select Market on the grant date (or as of the last trading day prior to the grant date if the grant date is not a trading day). The stock options have a maximum term of ten years. The awards will vest as to one-fourth of the shares subject to the award on each of the first four anniversaries of the grant date, subject to Ms. Ryu’s continued employment through the applicable vesting date. If certain change in control transactions described in Section 7.2 of the Equity Plan occur when the awards are outstanding and unvested, the awards will accelerate and become fully vested upon (or immediately prior to) such change in control.

The Ryu Employment Agreement provides that if Ms. Ryu’s employment with the Company is terminated by the Company due to death or permanent disability, Ms. Ryu will be entitled to receive (i) accelerated vesting of outstanding and unvested equity awards, with options remaining exercisable for up to 3 years following termination of employment and (ii) a pro-rata target bonus, paid when annual bonuses are normally paid for the year of termination. If Ms. Ryu’s employment with the Company is terminated by the Company without cause (including a non-renewal of the employment agreement by the Company) or Ms. Ryu resigns for good reason, Ms. Ryu will be entitled to receive, subject to her providing a general release of claims in favor of the Company, (i) a lump sum payment equal to 1.5 times her current base salary and target annual bonus, paid within 60 days following termination, (ii) accelerated vesting of outstanding and unvested equity awards, with options remaining exercisable for the remaining term of the option, and (iii) continued participation in the Company’s group health insurance plans, or a lump sum payment to acquire similar health coverage, for up to the earlier of 18 months following termination or until she is covered under a subsequent employer’s health plan.

The Ryu Employment Agreement provides that, should benefits payable to Ms. Ryu trigger excise taxes under Section 4999 of the Internal Revenue Code, Ms. Ryu will either be entitled to the full amount of her benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Ms. Ryu, the benefits will be cut-back to the extent necessary to avoid such excise taxes. The Ryu Employment Agreement does not provide for a Company tax “gross-up” payment to make Ms. Ryu whole for any such taxes.

The Ryu Employment Agreement also contains certain restrictive covenants including a twelve month post-termination non-interference with Company business relationships and non-solicitation of employees, contractors or customers covenants. Ms. Ryu is also subject to the Company’s standard confidentiality agreement.

Employment Agreement with Kate W. Duchene

On February 3, 2020 the Company entered into an Employment Agreement with Ms. Kate Duchene, the Company’s President and Chief Executive Officer (the “Duchene Employment Agreement”), which replaces in its entirety the previous employment agreement between the Company and Ms. Duchene dated December 18, 2016 (the “Prior Duchene Employment Agreement”). The Prior Duchene Employment Agreement was previously described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2016, which is incorporated herein by reference. The Duchene Employment Agreement contains the same terms as the Prior Duchene Employment Agreement, except as described herein.

The Duchene Employment Agreement provides for an initial term through February 2, 2023, with the term automatically renewing annually thereafter for an additional one year term unless either party provides at least sixty days’ written notice of non-renewal and subject to earlier termination by either party. The Duchene Employment Agreement provides for an annual base salary of $700,000. The Duchene Employment Agreement also provides that a non-renewal of the employment agreement by the Company will be treated for purposes of severance payments as the same as termination by the Company without cause.

The foregoing descriptions of the Ryu Employment Agreement and Duchene Employment Agreement are respectively qualified in their entirety by reference to the complete terms and conditions of each employment agreement, which agreements are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 4, 2020, the Company issued a press release announcing the appointment of Ms. Ryu as the Company’s Executive Vice President, Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated February 3, 2020 between Jennifer Ryu and the Company

10.2	Employment Agreement dated February 3, 2020 between Kate W. Duchene and the Company

99.1	Press Release of the Company, dated February 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2020	RESOURCES CONNECTION, INC.

	By:	/s/ Kate W. Duchene
Kate W. Duchene
President and Chief Executive Officer